                                                                     EXHIBIT 4.1


                          SECOND SUPPLEMENTAL INDENTURE

         SECOND SUPPLEMENTAL INDENTURE, dated as of August 2, 2004 (this "Supplemental Indenture"), by and between ARCHSTONE-SMITH OPERATING TRUST (formerly known as Property Trust of America and as Archstone Communities Trust), a real estate investment trust organized under the laws of the State of Maryland having its principal office at 9200 E. Panorama Circle, Suite 400, Englewood, Colorado 80112 (hereinafter sometimes called the "Company"), and U.S. BANK NATIONAL ASSOCIATION (as successor in interest to State Street Bank and Trust Company), having a corporate trust office at Corporate Trust Services, 100 Wall Street, Suite 1600, New York, New York 10005, as successor Trustee under the Base Indenture (defined below) (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company and the Trustee have heretofore entered into an Indenture dated as of February 1, 1994, as amended by a First Supplemental Indenture dated as of February 2, 1994 (as so supplemented hereinafter called the "Base Indenture") between the Company and the Trustee, providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness (the "Securities").

         Section 301 of the Base Indenture provides for various matters with respect to any series of Securities issued under the Base Indenture to be established in an indenture supplemental to the Base Indenture.

         Section 901(7) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form of or terms of Securities of any series as provided by Sections 201 and 301 of the Base Indenture.

         The Board of Trustees of Archstone-Smith Trust, the sole trustee of the Company, has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture and authorized the issuance of the Notes.

         All things necessary to make the Indenture, as hereby modified, a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and of the covenants contained herein and in the Indenture, and the purchase of Securities provided for herein by the Holders thereof, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of Notes, as follows:

                                   ARTICLE ONE
                     RELATION TO BASE INDENTURE; DEFINITIONS

         Section 1.1. Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.

         Section 1.2. Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

         (1) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Base Indenture;

         (2) The definition of the term "Total Assets" provided for herein applies solely to this Supplemental Indenture and the covenants set forth in Section 2.4 hereof.; and

         (3) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture.

         "Capitalization Rate" means: (i) 7.5%.

         "Capitalized Property Value" means, as of any date, the aggregate sum of all Property EBITDA for each such property for the prior four quarters and capitalized at the applicable Capitalization Rate, provided, however, that if the value of a particular property calculated pursuant to this clause is less than the undepreciated book value of such property determined in accordance with GAAP, such undepreciated book value shall be used in lieu thereof with respect to such property. "Property EBITDA" is defined as, for any period of time, without duplication net earnings (loss), excluding net derivative gains (losses) and gains (losses) on dispositions of real estate, before deductions for the Company and its Subsidiaries (including amounts reported in discontinued operations) for (i) interest expense; (ii) provision for taxes based on income;
(iii) depreciation, amortization and all other non-cash items, as determined in good faith by the Company, deducted in arriving at net income (loss); (iv) extraordinary items; (v) non-recurring items, as determined in good faith by the Company (including prepayment penalties); and (vi) minority interest. In each case for such period, amounts will be as reasonably determined by the Company in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items. For purposes of this definition, Property EBITDA will not include corporate level general and administrative expenses and other corporate expenses such as land holding costs and pursuit cost write-offs as determined in good faith by the Company.

         "Consolidated EBITDA" means, for any period of time, without duplication net earnings (loss), excluding net derivative gains (losses) and gains (losses) on dispositions of REIT real estate investments as reflected in the reports filed by Archstone-Smith Trust under the Exchange Act, before deductions for the Company and its Subsidiaries (including amounts reported in discontinued operations) for (i) interest expense; (ii) provision for taxes based on income; (iii) depreciation, amortization and all other non-cash items, as determined in good faith by the Company, deducted in arriving at net income
(loss); (iv) extraordinary items; (v) non-recurring items, as determined in good faith by the Company (including prepayment penalties); and (vi) minority interest. In each case for such period, amounts will be as reasonably determined by the Company in accordance with GAAP, except to the extent GAAP is not applicable with respect to the determination of all non-cash and non-recurring items. Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or share or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period.

         "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Securities being redeemed or paid.

         "Reinvestment Rate" means .25% (one-quarter of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Stabilized Property" means (i) with respect to an acquisition of an income producing property, a property becomes stabilized when the Company or its Subsidiaries have owned the property for at least four (4) full quarters and
(ii) with respect to new construction or development property, a property becomes stabilized four (4) full quarters after the earlier of (a) eighteen (18) months after substantial completion of construction or development, and (b) the quarter in which the occupancy level of the property is at least ninety-three percent (93%).

         "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

         "Total Assets" means the sum of: (1) for Stabilized Properties, Capitalized Property Value; and (2) for all other assets of the Company and its Subsidiaries, undepreciated book value as determined in accordance with GAAP.

                                   ARTICLE TWO
                                    THE NOTES

         Section 2.1. Title of Securities. There shall be a series of Securities designated the "5.625% Senior Notes due 2014" (the "Notes").

         Section 2.2. Limitation on Aggregate Principal Amount. The aggregate principal amount of the Notes initially shall be limited to $300,000,000. The Company may, subject to Section 2.4 of this Supplemental Indenture and applicable law, issue additional Notes under this Supplemental Indenture without the consent of the Holders of outstanding Notes. The initially issued Notes and any additional Notes subsequently issued shall be treated as a single class for all purposes of this Supplemental Indenture and the Base Indenture and such additional Notes shall be substantially identical to initially issued Notes. Nothing contained in this Section 2.2 or elsewhere in this Supplemental Indenture, or in the Notes, is intended to or shall limit execution by the Company or authentication or delivery by the Trustee of Notes under the circumstances contemplated by Sections 303, 304, 305, 306, 906, 1107 and 1305 of the Base Indenture.

         Section 2.3. Interest and Interest Rates; Maturity Date of Notes.

                  (a) The Notes shall bear interest at 5.625% per annum from August 2, 2004 or from the immediately preceding Interest Payment Date (as defined below) to which interest has been paid, payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2005 (each, an "Interest Payment Date"), to the persons (the "Holders") in whose name the applicable Notes are registered in the Security Register at the close of business 15 calendar days prior to such Interest Payment Date (i.e., February 1 and August 1, respectively) (regardless of whether such day is a Business Day, as defined below), as the case may be (each, a "Regular Record Date"). Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest, if any, not punctually paid or duly provided for on any Interest Payment Date with respect to a Note ("Defaulted Interest") shall forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the person in whose name such Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holder of such Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more particularly described in the Base Indenture.

                  (b) If any Interest Payment Date or Maturity falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

                  (c) The Notes shall mature on August 15, 2014.

         Section 2.4. Limitations on Incurrence of Debt. In addition to the covenants set forth in Article TEN of the Base Indenture, there are established pursuant to Section 901(2) of the Base Indenture the following covenants for the benefit of the Holders of the Notes and to which the Notes shall be subject; provided, however, that the covenants set forth in Section 1004 of the Base Indenture shall apply to the Notes only for so long as any Securities issued pursuant to the Base Indenture prior to the date hereof remain outstanding:

                  (a) The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, Debt would exceed 65% of Total Assets at the reporting date.

                  (b) In addition to the limitations set forth in Section 2.4(a) of this Supplemental Indenture, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated EBITDA to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);
         (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

                  (c) In addition to the limitation set forth in subsections (a) and (b) of this Section 2.4, the Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Company or any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Company or any Subsidiary is greater than 40% of the Company's Total Assets.

                  (d) For purposes of this Section 2.4 Debt shall be deemed to be "incurred" by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

         Section 2.5. Optional Redemption. The Notes shall be redeemable, at the option of the Company, in whole at any time or in part from time to time, as provided in Article ELEVEN of the Base Indenture, and at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any (the "Redemption Price").

         Section 2.6. Places of Payment. The Places of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of the Notes and the Base Indenture may be served shall be the office or agency of the Trustee for such purpose which shall initially be located at c/o U.S. Bank National Association, 60 Livingston Avenue, St. Paul, Minnesota 55107.

         Section 2.7. Method of Payment. Payment of the principal of and interest on the Notes shall be made at the office or agency of the Company maintained for that purpose (which shall initially be an office or agency of the Trustee), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payments of principal and interest on the Notes (other than payments of principal and interest due at Maturity) may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer to an account maintained by the Person entitled thereto located within the United States.

         Section 2.8. Currency. Principal and interest on the Notes shall be payable in Dollars.

         Section 2.9. Registered Securities; Global Form. The Notes shall be issuable and transferable in fully registered form as Registered Securities, without coupons. The Notes shall initially be issued in the form of one or more permanent global Notes. The depository for the Notes shall be The Depository Trust Company (the "Depositary"). The Notes shall not be issuable in definitive form except as provided in Section 305 of the Base Indenture.

         Section 2.10. Form of Notes. The Notes shall be substantially in the form attached as Exhibit A hereto.

         Section 2.11. Transfer and Exchange. Transfers and exchanges of Notes shall be made in the manner described in Section 305 of the Base Indenture.

         Section 2.12. General Provisions Relating to Transfers and Exchanges.

                  (a) The Trustee and the Security Registrar will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a

         Note (or a beneficial interest therein), in accordance with its standard record retention procedures and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee or the Security Registrar, as the case may be.

                  (b) Each Holder of a Note agrees to indemnify the Company, Security Registrar and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Supplemental Indenture or applicable United States federal or state securities law.

                  (c) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants or indirect participants in, the Depositary or beneficial owners of interests in any global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         Section 2.13. Registrar and Paying Agent. The Trustee shall initially serve as Security Registrar and Paying Agent for the Notes.

         Section 2.14. Defeasance. The provisions of Article FOURTEEN of the Base Indenture shall be applicable to the Notes. The provisions of Section 1403 of the Base Indenture shall apply to the covenants set forth in Section 2.4 of this Supplemental Indenture and to those covenants specified in Section 1403 of the Base Indenture.

         Section 2.15. Waiver of Certain Covenants. Notwithstanding the provisions of Section 1012 of the Base Indenture, the Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1009, inclusive, of the Base Indenture, with Section 2.4 of this Supplemental Indenture and with any other term, provision or condition with respect to the Notes (except any such term, provision or condition which could not be amended without the consent of all Holders of the Notes), if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Notes, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. Except to the extent so expressly waived, and until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

         Section 2.16. No Sinking Fund. The provisions of Article TWELVE of the Base Indenture shall not be applicable to the Notes.

         Section 2.17. No Repayment at Option of Holders. The provisions of Article THIRTEEN of the Base Indenture shall not be applicable to the Notes.

                                  ARTICLE THREE
                            MISCELLANEOUS PROVISIONS

         Section 3.1. All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as in the Indenture.

         Section 3.2. This Supplemental Indenture shall be effective as of the opening of business on the date first above written upon the execution and delivery hereof by each of the parties hereto.

         Section 3.3. Except as expressly modified or amended hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved.

         Section 3.4. Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

         Section 3.5. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 3.6. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 3.7. The Trustee shall have not any responsibility for the Recitals of the Company hereto, which Recitals are made by the Company alone, or for the validity or sufficiency of this Supplement Indenture.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                             ARCHSTONE-SMITH OPERATING TRUST


                                             By:
                                                 -------------------------------
                                                 [Name]
                                                 [Title]

[SEAL]

Attest:

By:
         -------------------------------
         Caroline Brower
         Secretary

                                             U.S. BANK NATIONAL ASSOCIATION, as
                                             Trustee as aforesaid


                                             By:
                                                 -------------------------------
                                                 [Name]
                                                 [Title]

Attest:

By:
         -------------------------------

                                    EXHIBIT A

                                  FORM OF NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                      PRINCIPAL AMOUNT
No.: 1                                                                 $________
CUSIP No.: __________

                         ARCHSTONE-SMITH OPERATING TRUST
                              _____% NOTE DUE 20__

         ARCHSTONE-SMITH OPERATING TRUST, a real estate investment trust organized and existing under the laws of the State of Maryland (hereinafter called the "Company," which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon presentation, the principal sum of ____________________ DOLLARS on __________, 20__ and to pay interest on the outstanding principal amount thereon from __________, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on __________ and __________ in each year, commencing on __________, 2004, at the rate of _____% per annum, until the entire principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest which shall be the __________ or __________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not more than 15 days and not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of, Make-Whole Amount, if any, on, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) transfer to an account of the Person entitled thereto located inside the United States.

         Each Security of this series is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1994, between Archstone-Smith Operating Trust (formerly known as Archstone Communities Trust and prior thereto Security Capital Pacific Trust and Property Trust of America) (the "Company") and Morgan Guaranty Trust Company of New York, as trustee ("Morgan"), as supplemented by the First Supplemental Indenture dated as of February 2, 1994 (the "Indenture") between the Company, State Street Bank and Trust Company, as successor trustee, and Morgan, and as further supplemented by the Second Supplemental Indenture dated as of July __, 2004 between the Company and U.S. Bank National Association, as successor trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the first page hereof, initially limited in aggregate principal amount to $__________, subject to the Company's right to increase the aggregate principal amount of such series from time to time.

         Securities of this series may be redeemed at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Securities.

         The following definitions apply with respect to any redemption of the Securities of this series at the option of the Company:

         "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Security, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Securities being redeemed or paid.

         "Reinvestment Rate" means .__% (one-quarter of one percent) plus the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of, and the Make-Whole Amount, if any, on, the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         As provided in and subject to the provisions of the Indenture, unless the principal of all of the Securities of this series at the time Outstanding shall already have become due and payable, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest on or after the respective due dates expressed herein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series of Securities then Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the

Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Make-Whole Amount, if any, on, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment where the principal of, Make-Whole Amount, if any, on, and interest on this Security are payable duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Security, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future shareholder, officer or trustee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Security by the Holder thereof and as part of the consideration for the issue of the Securities of this series.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE SECURITIES, INCLUDING THIS SECURITY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

                     [THIS SPACE INTENTIONALLY LEFT BLANK.]

         Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the undersigned officer.

                                             Archstone-Smith Operating Trust

                                             By:
                                                      --------------------------
                                             Name:
                                             Title:

Attest

By:
         -------------------------------
Name:
Title:

Dated: July __, 2004

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee



By:
         -------------------------------
         Authorized Officer

                                 ASSIGNMENT FORM

                   FOR VALUE RECEIVED, the undersigned hereby
                        sells, assigns and transfers unto

         PLEASE INSERT SOCIAL
         SECURITY OR OTHER IDENTIFYING
         NUMBER OF ASSIGNEE


---------------------------------------
         (Please Print or Typewrite Name and Address including
         Zip Code of Assignee)

the within Security of Archstone-Smith Operating Trust and hereby does irrevocably constitute and appoint

--------------------------------------------------------------------------------
Attorney to transfer said Security on the books of the within named Company with full power of substitution in the premises.

         Dated:
               -------------------------------



NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.